Exhibit 4.1

ATLANTIC CAPITAL BANCSHARES, INC.

$50,000,000 Aggregate Principal Amount of

Fixed-to-Floating Rate Subordinated Notes Due 2025

ISSUING AND PAYING AGENCY AGREEMENT

ISSUING AND PAYING AGENCY AGREEMENT, dated as of September 14, 2015 (the “Agreement”), between Atlantic Capital Bancshares, Inc., a corporation organized under the laws of the State of Georgia, as issuer (the “Issuer”), and U.S. Bank National Association, a national banking association, as issuing and paying agent (the “Issuing and Paying Agent”).

WHEREAS the Issuer proposes to issue $50,000,000 aggregate principal amount of its Fixed-to-Floating Rate Subordinated Notes Due 2025 (the “Notes”), in transactions that are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS the Issuer desires to appoint the Issuing and Paying Agent as issuing and paying agent in connection with the issuance of the Notes.

WHEREAS the Issuing and Paying Agent has agreed to act as issuing and paying agent in connection with the Notes in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. Appointment of Issuing and Paying Agent. This Agreement does not limit the aggregate principal amount of Notes that may be issued pursuant hereto. However, as of the date hereof, the Issuer proposes to issue $50,000,000 aggregate principal amount of Notes, provided that the Issuer reserves the right to increase such amount from time to time without the consent of the holders of the Notes from time to time as reflected in the Issuer’s register of Notes (the “Registered Holders”) or owners of beneficial interests therein. The Issuer has appointed U.S. Bancorp Investments, Inc. and Macquarie Capital (USA) Inc. (or such other placement agent(s) as may be appointed by the Issuer from time to time in connection with the Notes) as the placement agents for the Notes (the “Placement Agents”). The Issuer hereby appoints the Issuing and Paying Agent to act, on the terms and conditions specified herein, as issuing and paying agent for the Notes, and the Issuing and Paying Agent hereby accepts such appointments in accordance with such terms and conditions.

SECTION 2. Forms of Note; Global Notes; Proxies; Supply of Notes; Terms. (a) Forms of Notes. The Notes shall be issued in fully registered book-entry form (the “Book-Entry Notes”) to persons reasonably believed to be “qualified institutional buyers” within the meaning of Securities and Exchange Commission (the “Commission”) Rule 144A under the Securities Act (“Rule 144A”) and shall be represented by one or more global Notes (the “Global Notes”).

(b) Global Notes. This Section 2(b) shall apply to all Book-Entry Notes represented by one or more Global Notes that are registered in the name of The Depository Trust Company or another depositary specified by the Issuer (the “Depositary”) or a nominee thereof:

(i) each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee thereof;

(ii) notwithstanding any other provisions of this Agreement or a Global Note, such Global Note shall not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor. A Global Note may be exchanged for Notes in fully registered form (“Certificated Notes”), in such form as shall be delivered to the Issuing and Paying Agent by the Issuer, in the event that (A) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary has ceased to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary is not appointed by the Issuer within sixty (60) days thereafter, (B) an Event of Default (as defined in the Notes) has occurred and is continuing with respect to the Notes or (C) the Issuer, in its sole discretion, determines that all of the Book-Entry Notes shall no longer be represented by Global Notes. Any Global Note exchanged pursuant to clause (A) or (C) above shall be so exchanged in whole but not in part, while any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary;

(iii) Notes issued in exchange for a Global Note or any portion thereof shall be issued as Certificated Notes, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged and shall be registered in such names and be in such denominations pursuant to Section 12 as the Depositary or an authorized representative thereof shall designate. If a Global Note to be exchanged in whole is not then held by the Issuing and Paying Agent as custodian for the Depositary or its nominee, such Global Note shall be surrendered by the Depositary to the corporate trust office of the Issuing and Paying Agent located at 1349 West Peachtree Street, N.W., Suite 1050, Atlanta, Georgia 30309 (the “Corporate Trust Office”), to be so exchanged. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange by the Depositary or, if the Issuing and Paying Agent is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Issuing and Paying Agent. Upon any such surrender or adjustment, the Issuer shall execute, and upon receipt of instructions from an Authorized Representative (as defined in Section 3) of the Issuer the Issuing and Paying Agent shall authenticate and deliver, each Certificated Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof and, in the case of such surrender, the Issuer shall execute, and upon receipt of instructions from an Authorized Representative of the Issuer the Issuing and Paying Agent shall authenticate and deliver, a new Global Note on behalf of the Depositary for the remaining principal amount thereof; and

(iv) neither any members of, or participants in, the Depositary (“Participants”) nor any other persons on whose behalf Participants may act shall have any rights under this Agreement with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Issuing and Paying Agent and any agent of the Issuer or the Issuing and Paying Agent as the absolute owner and Registered Holder of such Global Note in accordance with Section 12(f) hereof. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Issuing and Paying Agent or any agent of the Issuer or the Issuing and Paying Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Participants and any other person on whose behalf a Participant may act, the operation of customary practices of such persons governing the exercise of the rights of a Registered Holder of a Global Note.

(c) Proxies. The Registered Holder of a Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which such Registered Holder is entitled to take under this Agreement or such Note.

(d) Supply of Notes. If the Issuer intends to issue additional Notes, the Issuer will then furnish the Issuing and Paying Agent with an adequate supply of Notes bearing consecutive control numbers, which will have the Registered Holder, principal amount and certain terms on the face thereof left blank. Upon reasonable notice given by the Issuing and Paying Agent to the Issuer, the Issuer shall provide to the Issuing and Paying Agent such additional number of Notes as is mutually agreed upon. Each Note will have been executed by the manual or facsimile signature of an Authorized Representative of the Issuer. The Issuing and Paying Agent will hold such blank Notes in safekeeping in accordance with its customary practice and shall issue such Notes in the order of the control numbers imprinted thereon.

(e) Terms. The Notes shall mature on September 30, 2025 or such earlier date of redemption as may occur in accordance with the terms of the Notes (the “Maturity Date”) and shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (the “Authorized Denominations”).

SECTION 3. Authorized Representatives. From time to time, the Issuer will furnish the Issuing and Paying Agent with an incumbency certificate certifying as to the incumbency and specimen signatures of officers authorized (i) to execute Notes on behalf of the Issuer by manual or facsimile signature and (ii) to give instructions to the Issuing and Paying Agent in accordance with Section 4 hereof (each such officer, an “Authorized Representative”). Until the Issuing and Paying Agent receives a subsequent incumbency certificate of the Issuer, the Issuing and Paying Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer. The Issuing and Paying Agent shall have no responsibility to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on the Notes, or to determine whether any facsimile or manual signature is genuine, provided that such facsimile or manual signature resembles reasonably closely any specimen signatures filed with the Issuing and Paying Agent by an Authorized Representative. Any Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed thereto shall bind the Issuer after the authentication thereof by the Issuing and Paying Agent, notwithstanding that such person shall have ceased to hold office on the date such Note is authenticated and delivered by the Issuing and Paying Agent.

SECTION 4. Issuance Instructions; Registration, Authentication and Delivery; Receipt of Instructions; Payment. (a) Issuance Instructions. All Note issuance instructions shall be given by an Authorized Representative by facsimile transmission, in writing or by reasonably secure electronic means agreed to by the Issuer and the Issuing and Paying Agent. Such instructions shall include or otherwise reference:

(i) the aggregate principal amount of Notes issued;

(ii) name of the Registered Holder;

(iii) address of the Registered Holder;

(iv) wire transfer instructions, if any, for payments to the Registered Holder;

(v) taxpayer identifying number of the Registered Holder;

(vi) form of such Note (i.e., whether such Note is a Global Note or a Certificated Note);

(vii) Original Issue Date and Settlement Date of such Note;

(viii) trade date of such Note;

(ix) principal amount, Specified Currency and Authorized Denominations of such Note;

(x) Maturity Date of such Note;

(xi) if such Note is a Fixed Rate Note, the Interest Rate;

(xii) if such Note is a Floating Rate Note, such of the following as are applicable:

(A) the Interest Category (i.e., whether such Note is a Regular Floating Rate Note, an Inverse Floating Rate Note, a Floating Rate/Fixed Rate Note or another type of Floating Rate Note);

(B) Interest Rate Basis or Bases and, if LIBOR and the CMT Rate, any relevant related information;

(C) Initial Interest Rate;

(D) Index Maturity;

(E) Spread and/or Spread Multiplier;

(F) Minimum and/or Maximum Interest Rate;

(G) Initial Interest Reset Date;

(H) Interest Reset Dates;

(I) Day Count Convention; and

(J) Calculation Agent;

(xiii) Interest Payment Dates for such Note;

(xiv) if such Note is an Amortizing Note, the applicable terms thereof;

(xv) if such Note is a discount note, the issue price thereof;

(xvi) any redemption date and price;

(xvii) any optional repayment date(s);

(xviii) rate of Placement Agent’s discount or commission and amount to be received in payment for such Note;

(xix) delivery and payment instructions for such Note;

(xx) additional terms, if any; and;

(xxi) any additional information as the Issuing and Paying Agent may reasonably request.

(b) Registration, Authentication and Delivery. Upon receipt from an Authorized Representative of the issuance instructions referred to in Section 4(a) in respect of a Note, the Issuing and Paying Agent shall withdraw the necessary Notes from safekeeping and, in accordance with such instructions, shall:

(i) complete each Note as to the matters referred to in Section 4(a);

(ii) record the ownership of each Note in the Note Register (as defined in Section 12(a) hereof);

(iii) cause each Note to be manually authenticated by any one of the officers or employees of the Issuing and Paying Agent duly authorized and designated by it for such purpose; and

(iv) deliver each such Note to the Issuing and Paying Agent as custodian on behalf of the Depositary, which delivery shall be made against receipt of full payment in immediately available funds.

(c) Receipt of Instructions. Instructions given by an Authorized Representative by facsimile transmission, in writing or by other electronic means must be received by the Issuing and Paying Agent not later than ten (10) Business Days prior to the date such additional Notes are to be issued or such other times as may be mutually agreed in writing between the Issuer and the Issuing and Paying Agent. For purposes of this Agreement, “Business Day” is defined as any day other than a Saturday, Sunday, federal holiday or day on which banks in the City of New York, New York are authorized or obligated by law or executive order to close. In the event that instructions are received by the Issuing and Paying Agent later than 5:00 p.m. (New York City time) on any day, such instructions shall not be deemed to be received until the Business Day following such receipt.

(d) Payment. It is understood that, although the Issuing and Paying Agent is instructed to deliver Notes against payment received in immediately available funds, delivery of the Global Notes, in accordance with the custom prevailing in the market, will be made before actual receipt of payment. Once the Issuing and Paying Agent has delivered Global Notes to the applicable Registered Holder or Placement Agent or designated consignee, as the case may be, against receipt therefor, the Issuer shall bear the risk that such Registered Holder or Placement Agent or designated consignee fails to remit payment for the Notes or return same to the Issuing and Paying Agent. It is further understood that each delivery of Global Notes hereunder shall be subject to the rules of the Depositary in effect at the time of such delivery.

SECTION 5. Representations and Warranties. Each delivery of Notes to the Issuing and Paying Agent in accordance with Section 4 hereof shall constitute a continuing representation and warranty to the Issuing and Paying Agent by the Issuer that the issuance and delivery of such Notes have been duly and validly authorized by the Issuer and that the Notes, when completed, authenticated and delivered pursuant hereto, will constitute the legal, valid and binding obligation of the Issuer.

SECTION 6. Proceeds of Sale of Notes. Proceeds received in payment for Notes are to be in immediately available funds and shall be immediately credited to an account designated in writing by the Issuer to the Issuing and Paying Agent and maintained by the Issuer. Subject to the availability of funds upon receipt of instructions from an Authorized Representative, proceeds from the sale of Notes may, prior to the time such proceeds are received, be used in payment of the principal of, and premium, if any, and interest on, other Notes presented for payment on the Maturity Date or any earlier date on which the principal thereof is due and payable, or be transferred for credit to the account of the Issuer at another bank.

SECTION 7. Interest Payment Dates Other Than Maturity Date; Payment Mechanics. (a) Interest Payment Dates. Interest on the Notes shall be payable on the dates set forth in such Notes (each, an “Interest Payment Date”). If any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest shall be made in accordance with the terms specified in the Notes. All interest payments on an Interest Payment Date other than the Maturity Date will be made to the Registered Holders at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date, or such other dates specified in such Notes (each, a “Regular Record Date”). Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Registered Holder thereof at the close of business on the applicable Regular Record Date and may either be paid to the person in whose name such Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice whereof shall be given to the Registered Holders of Notes not less than 30 calendar days prior to such special record date, or be paid at any time in any other lawful manner.

(b) Payment Mechanics. (i) Certificated Notes. All interest payments on the Certificated Notes will be made by check of the Issuing and Paying Agent mailed, charges prepaid, to the Registered Holders at their addresses appearing on the applicable Regular Record Date in the Note Register or to such other address in the United States as any Registered Holder shall designate to the Issuing and Paying Agent in writing not later than such Regular Record Date; provided, however, that Registered Holders of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether or not having identical terms and provisions) shall be entitled to receive payments of interest on an Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds to an account at a bank designated by each such Registered Holder not later than the Regular Record Date prior to such Interest Payment Date.

(ii) Book-Entry Notes. On each Interest Payment Date, the Issuer will pay to the Issuing and Paying Agent in immediately available funds an amount sufficient to make the required payment on such date and, upon receipt of such funds, the Issuing and Paying Agent, in turn, will pay to the Depositary such total amount of interest due on such Interest Payment Date.

SECTION 8. Optional Redemption. In the event the Issuer elects to redeem any Notes in whole or in part, subject to the terms of the Notes, including prior approval of the Board of Governors of the Federal Reserve System or its delegee (the “Federal Reserve”), the Issuer shall give written notice to the Issuing and Paying Agent of the principal amount of such Notes to be so redeemed in accordance with the terms set forth in the Notes. In any such written notice, (a) if Certificated Notes are to be redeemed, the Issuer shall identify such Notes by specifying the interest rate or formula pursuant to which interest is calculated on such Notes, the Interest Payment Dates, the Maturity Date and redemption terms or (b) if Book-Entry Notes are to be redeemed, the Issuer shall identify such Notes by specifying the CUSIP number assigned to the Global Note or Notes representing such Notes. The Issuing and Paying Agent shall cause notice of redemption to be given to the Registered Holders of the Notes to be redeemed in accordance with the terms set forth in the Notes in the name and at the expense of the Issuer. Whenever less than all of the Notes of like tenor and terms are to be redeemed, (a) if such Notes are Global Notes held by the Issuing and Paying Agent as custodian for the Depositary or its nominee, the Issuing and Paying Agent shall reduce the principal amount of one or more Global Notes, by the amount of such redemption, by means of an appropriate adjustment on the records of the Issuing and Paying Agent or (b) in the case of all other Notes, the Issuing and Paying Agent shall select the Notes to be so redeemed by such method as the Issuing and Paying Agent shall deem fair and reasonable. Any Note which is to be redeemed in part only pursuant to clause (b) of the preceding sentence shall be surrendered to the Corporate Trust Office, and the Issuer shall execute, and upon receipt of instructions from an Authorized Representative of the Issuer the Issuing and Paying Agent shall authenticate and deliver to the Registered Holder of such Note, without service charge, a new Note of like tenor and terms, of any Authorized Denomination as requested by such Registered Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of such Note so surrendered.

SECTION 9. Payment on the Maturity Date. The Issuer will pay the principal of, and premium, if any, and interest on, the Global Notes on the Maturity Date only upon presentation and surrender thereof. The Registered Holder of the Global Notes will be paid by wire transfer of immediately available funds and registered holders of Certificated Notes, if any, will be paid by check, except Registered Holders of at least $10,000,000 of Certificated Notes, if any, shall be paid by wire transfer of immediately available funds. Interest payable on any Note on the Maturity Date will be payable to the person to whom the principal of such Note is payable. If the Maturity Date for any Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date until such next succeeding Business Day. The Issuing and Paying Agent will forthwith cancel each such Note pursuant to Section 21 hereof.

SECTION 10. Information Regarding Amounts Due. (a) Promptly following each Regular Record Date, the Issuing and Paying Agent will advise the Issuer of the amount of interest (to the extent then known) due on the next succeeding Interest Payment Date; provided, however, the Issuing and Paying Agent shall have no responsibility to determine or calculate any premium due on the Notes or any make-whole amount due and owing on the Notes.

(b) The Issuer shall appoint a calculation agent (the “Calculation Agent”). The Issuing and Paying Agent may serve as Calculation Agent subject to terms and conditions mutually acceptable to the Issuer and the Issuing and Paying Agent. If at any time the Issuing and Paying Agent is not acting as the Calculation Agent with respect to any Note, the Issuing and Paying Agent will give the Calculation Agent written notice of each Determination Date (as defined in the Notes) with respect to such Note at least three Business Days prior to such Determination Date.

SECTION 11. Accounts and Deposit of Funds. On a timely basis, the Issuer shall remit to the Issuing and Paying Agent the amount of principal, premium, if any, and/or interest payable in respect of Notes then outstanding. The Issuer shall wire such amount in immediately available funds to an account designated in writing by the Issuing and Paying Agent prior to 10:00 a.m., New York City time at least one (1) Business Day prior to the relevant Interest Payment Date or the Maturity Date, as the case may be, while the Issuing and Paying Agent will pay such amount to the Depositary (in the case of Book Entry Notes) or the Registered Holders (in the case of Certificated Notes) at or prior to 2:00 p.m., New York City time, on the aforementioned Interest Payment Date or Maturity Date. Notwithstanding any provision elsewhere contained herein, payments by the Issuing and Paying Agent shall be made only out of amounts deposited with the Issuing and Paying Agent with respect to such payment. In the event the amount deposited with respect to a payment date is less than the sum of the aggregate amounts needed to make the payments due on such payment date, the Issuing and Paying Agent shall immediately notify the Issuer, and shall effect no payments with respect to such payment date until such discrepancy has been resolved. Until paid as hereinafter provided, the Issuing and Paying Agent shall hold such amounts in trust for the benefit of the holders of the Notes.

SECTION 12. Note Register Exchanges; Transfers; No Service Charges, etc.; Removal of Legends; Persons Deemed Owners. (a) Note Register. The Issuing and Paying Agent, as agent of the Issuer for this purpose, shall act as registrar and transfer agent for the Notes and maintain at the Corporate Trust Office, a register of Notes for the registration of ownership of Notes and transfers and exchanges thereof (the “Note Register”). Subject to the provisions of this Section 12, upon presentation for transfer or exchange of any Note at the Corporate Trust Office accompanied by a written instrument of transfer or exchange in the form approved by the Issuer (it being understood that, until notice to the contrary is given to Registered Holders, the Issuer shall be deemed to have approved the form of instrument of transfer or exchange printed on any Note), executed by the Registered Holder thereof, in person or by such Registered Holder’s attorney thereunto duly authorized in writing, such Note shall be transferred upon the Note Register, and the Issuer shall execute, and upon receipt of instructions from an Authorized Representative of the Issuer the Issuing and Paying Agent shall authenticate and deliver, a new Note of like tenor and terms, in any Authorized Denomination requested by such Registered Holder, in the name of the transferee.

(b) Exchanges. Upon the receipt by the Issuing and Paying Agent at the Corporate Trust Office of a Note accompanied by a written and executed instrument of exchange as provided in Section 12(a), then, if such Note is owned by the Registered Holder thereof and is being exchanged without transfer the Issuer shall execute, and upon receipt of instructions from an Authorized Representative of the Issuer the Issuing and Paying Agent shall authenticate and deliver, in exchange for such Note one or more Notes of like tenor and terms, in any Authorized Denomination requested by such Registered Holder, in an aggregate principal amount equal to the principal amount of such Note.

(c) Transfers. So long as the Legend (as defined in Section 12(e) hereof) has not been removed from a Note, the Issuing and Paying Agent shall not register the resale or other transfer of such Note unless such resale or other transfer is made in accordance with the Legend. In the case of a resale or other transfer of a Certificated Note, the Issuing and Paying Agent shall register the resale or other transfer of a Certificated Note to the Issuer or a Placement Agent or by, through or in a transaction approved by the Issuer or a Placement Agent upon the written approval of such resale or other transfer by the Issuer or Placement Agent, as the case may be. In the case of a resale or other transfer of a Certificated Note through the services of a broker, dealer or similar intermediary other than a Placement Agent, the Registered Holder and the prospective transferee of such Certificated Note shall be required to complete the reverse of such Certificated Note or a bond power and deliver the Certificated Note (and any applicable bond power) to the Issuing and Paying Agent to advise of the basis for such resale or other transfer being exempt from registration under the Securities Act.

The Issuing and Paying Agent shall keep a record of all letters, notices or written communications received pursuant to this Section 12(c). The Issuer has the right to inspect all such documents, notices, letters or other written communications.

Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 12(c).

(i) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii) Other Exchanges. In the event that a Global Note is exchanged for Certificated Notes pursuant to this Section 12(c), such Global Notes and Certificated Notes may be exchanged or transferred for one another only in accordance with such procedures as may be from time to time adopted by the Issuer and the Issuing and Paying Agent.

(d) No Service Charges, etc. Registration of transfers and exchanges of Notes as aforesaid may be made from time to time, and each such registration shall be noted on the Note Register. No service charge (other than any cost of delivery) shall be made for any registration of transfer or exchange of Notes, but the Issuing and Paying Agent or the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to this Agreement not involving any transfer).

(e) Removal of Legends. Except as provided below, the Global Notes and Certificated Notes shall contain the applicable legend specified in Exhibit A, as the case may be (the “Legend”). If Notes are issued upon the transfer, exchange or replacement of Notes in the same form not bearing the Legend, the Notes so issued shall not bear the Legend. If Notes are issued upon the transfer, exchange or replacement of Notes in the same form bearing the Legend or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may be reasonably required by the Issuer that neither the Legend nor the resale and other transfer restrictions set forth therein are required to ensure that transfers thereof comply with the relevant provisions of the Securities Act or that such Notes are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence to the Issuer, the Issuing and Paying Agent, upon receipt of instructions from an Authorized Representative of the Issuer, shall authenticate and deliver a Note in the same form of like tenor and terms that does not bear the Legend. The Issuer agrees to indemnify the Issuing and Paying Agent for, and to hold it harmless against, any loss, liability or expense, including the fees and expenses of counsel, reasonably incurred, arising out of or in connection with actions taken or omitted by the Issuing and Paying Agent in accordance with the instructions from an Authorized Representative of the Issuer; provided, however, that the Issuer shall not be required to indemnify the Issuing and Paying Agent for any loss, liability or expense arising from the gross negligence or willful misconduct of the Issuing and Paying Agent.

(f) Persons Deemed Owners. The Issuer and the Issuing and Paying Agent (and any of their agents) may deem and treat the Registered Holder of any Note as the absolute owner of such Note for the purpose of receiving payment of the principal of, and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer nor the Issuing and Paying Agent shall be affected by notice to the contrary.

SECTION 13. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or destroyed, lost or stolen, the Issuer, in its discretion, shall execute, and upon receipt of instructions from an Authorized Representative of the Issuer, the Issuing and Paying Agent shall authenticate and deliver a new Note of like tenor and terms, having a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen; provided, however, that the applicant for a substituted Note shall furnish to the Issuer and the Issuing and Paying Agent such security or indemnity as may be required by them to save each of them harmless and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Issuing and Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substituted Note, the Issuer and the Issuing and Paying Agent may require the payment of a sum sufficient to cover any fees and expenses connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) upon compliance by the Registered Holder with the provisions of this Section 13, as hereinabove set forth.

SECTION 14. Application of Funds; Return of Unclaimed Funds. Until used or applied as herein provided, all funds received by the Issuing and Paying Agent hereunder shall be held for the purposes for which they were received but need not be segregated from other funds except to the extent required by law. Any funds deposited with the Issuing and Paying Agent and remaining unclaimed for two years after the date upon which the last payment of the principal of, and/or premium, if any, and/or interest on, any Note to which such deposit relates shall, subject to applicable laws relating to escheat of funds, be repaid to the Issuer by the Issuing and Paying Agent upon the written instructions of the Issuer, and the Registered Holder of any Note to which such deposit relates entitled to receive payment thereof shall thereafter look only to the Issuer for the payment thereof and all liability of the Issuing and Paying Agent with respect to such funds shall thereupon cease.

SECTION 15. Events of Default. Upon the occurrence of an “Event of Default” (as defined in the Notes), the Issuer shall promptly provide the Issuing and Paying Agent written notice as to, and instruct the Issuing and Paying Agent in writing to promptly provide all of the Registered Holders of Notes such written notice as to, such occurrence of such Event of Default. In addition the Issuer, shall, within five calendar days after the occurrence thereof, provide the Issuing and Paying Agent written notice as to, and instruct the Issuing and Paying Agent in writing to promptly provide all of the Registered Holders of Notes such written notice as to, any event which after notice or lapse of time or both would become an Event of Default under the Notes (a “Default”). Upon receipt of any such written instruction in respect of the occurrence of any such Event of Default or Default, the Issuing and Paying Agent shall promptly mail to all Registered Holders of Notes, at the addresses of such Registered Holders as they appear in the Note Register, any such written notice of such Event of Default or Default unless the Issuer shall have notified the Issuing and Paying Agent in writing that such Event of Default or Default shall have been cured before the mailing of such written notice by the Issuing and Paying Agent. The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

SECTION 16. Liability. Neither the Issuing and Paying Agent nor its directors, officers or employees shall be liable for any act or omission hereunder except in the case of its negligence or willful misconduct. The duties and obligations of the Issuing and Paying Agent, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. The Issuing and Paying Agent may consult with counsel satisfactory to it and shall be fully protected in any action taken in good faith in accordance with the advice of counsel. Neither the Issuing and Paying Agent nor its officers or employees shall be required to ascertain whether the issuance or sale of the Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not the Issuing and Paying Agent is also a party to such other agreement). The Issuing and Paying Agent may rely conclusively on any notice, certificate or other document furnished to it hereunder and reasonably believed by it in good faith to be genuine and delivered by the proper person. The Issuing and Paying Agent shall not be liable for any actions taken by it in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby or thereby for such action. The Issuing and Paying Agent shall not be bound to make any investigation into or to recalculate or otherwise verify the facts or matters stated in any certificate, report or other document. The Issuing and Paying Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 17. Indemnification. (a) The Issuer agrees to indemnify the Issuing and Paying Agent, its directors, officers, employees and agents (each an “Indemnified Party”) for, and to hold each of them harmless against, any loss, liability or expense, incurred without gross negligence or willful misconduct arising out of or in connection with its or their performance under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating thereto. This indemnity shall survive payment of all of the Notes and, if applicable, the resignation or removal of the Issuing and Paying Agent.

(b) Each Indemnified Party shall give prompt notice to the Issuer of any action commenced against it in respect of which indemnity may be sought hereunder. The Issuer shall have no liability for indemnity hereunder with respect to an action commenced against an Indemnified Party where such Indemnified Party failed to give notice to the Issuer of such action; provided, however, failure so to notify the Issuer shall not relieve the Issuer from any liability which it may otherwise have than on account of this indemnity agreement. The Issuer shall be entitled to assume the defense of any such action; provided however, that if any Indemnified Party is advised by counsel that there may be legal defenses available to such Indemnified Party which are adverse to or in conflict with those available to the Issuer, the Issuer shall not have the right to assume the defense of such action, but shall be responsible for the reasonable fees and expenses of counsel retained by the Indemnified Party. The Issuer may participate at its own expense in the defense of such action. In no event shall the Issuer be liable for the fees and expenses of more than one counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything herein to the contrary, the Issuer shall not be liable for any settlement of any action without its consent, which consent shall not be unreasonably withheld.

SECTION 18. Compensation of the Issuing and Paying Agent. The Issuer agrees to pay the compensation of the Issuing and Paying Agent at such rates as shall be agreed upon from time to time, including an annual administration fee, and to reimburse the Issuing and Paying Agent for its reasonable out-of-pocket expenses (including legal fees and expenses), disbursements and advances incurred or made by the Issuing and Paying Agent in the performance of its duties under this Agreement, not to exceed $1,000 in connection with the initial issuance of the Notes without the consent of the Issuer, and without limiting any indemnification rights of the Issuing and Paying Agent hereunder. Notwithstanding the foregoing, upon the issuance of any additional Notes, the Issuer agrees to pay to the Issuing and Paying Agent its fees, costs and expenses, including those of it counsel, and any additional agreed to increase to the Issuing and Paying Agent’s annual administration fee. The obligations of the Issuer to the Issuing and Paying Agent pursuant to this Section 18 shall survive the resignation or removal of the Issuing and Paying Agent and the satisfaction or termination of this Agreement.

SECTION 19. Notices. (a) All communications by or on behalf of the Issuer relating to the issuance, transfer, exchange or payment of principal, premium, if any, or interest in respect of any Note shall be directed to the Issuing and Paying Agent at its address set forth in subsection (b)(ii) hereof and the Issuer will send all Notes to be completed, authenticated and delivered by the Issuing and Paying Agent to such address (or such other address as the Issuing and Paying Agent shall specify in writing to the Issuer).

(b) Notices and other communications hereunder to the parties hereto shall be in writing, sent by facsimile transmission or by first class mail, postage prepaid, and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time:

(i) if to the Issuer:

Atlantic Capital Bancshares, Inc.

Suite 1600

3280 Peachtree Road NE

Attention: Douglas L. Williams, President and CEO

E-mail: doug.williams@atlcapbank.com

with a copy to:

Womble Carlyle Sandridge & Rice, LLP

271 17th Street, Suite 2400

Atlanta, Georgia 30363

Attention: Steven S. Dunlevie, Esq.

E-mail: sdunlevie@wcsr.com

(ii) if to the Issuing and Paying Agent:

U.S. Bank National Association

1349 West Peachtree Street, N.W.

Suite 1050

Atlanta, Georgia 30309

Attention: Mark C. Hallam, Assistant Vice President

Telephone: 404-898-2463

(c) Notices and other communications hereunder or under the Notes to the Registered Holders thereof shall be in writing, sent by first class mail, postage prepaid, to the addresses of such Registered Holders as they appear in the Note Register or in such other addresses as such Registered Holders shall specify to the Issuing and Paying Agent from time to time.

SECTION 20. Resignation or Removal of Issuing and Paying Agent. The Issuing and Paying Agent may at any time resign as such Issuing and Paying Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than three months after the giving of such notice by the Issuing and Paying Agent to the Issuer. The Issuing and Paying Agent may be removed at any time by the filing with it of an instrument in writing signed by a duly authorized officer of the Issuer and specifying such removal and the date upon which it is intended to become effective. Such resignation or removal shall take effect on the date of the appointment by the Issuer of a successor Issuing and Paying Agent and the acceptance of such appointment by such successor Issuing and Paying Agent. Any successor Issuing and Paying Agent into which the Issuing and Paying Agent may be merged or converted or with which it may be consolidated or to which it may sell or transfer its corporate trust business and assets as an entirety or substantially as an entirety or any successor Issuing and Paying Agent succeeding to the business of the Issuing and Paying Agent shall be the successor of the Issuing and Paying Agent hereunder; provided, however, that such successor Issuing and Paying Agent shall succeed to the rights and assume the obligations of the Issuing and Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of the parties hereto, notwithstanding anything herein to the contrary. In the event of resignation by the Issuing and Paying Agent, if a successor Issuing and Paying Agent has not been appointed by the Issuer within three months after the giving of notice by the Issuing and Paying Agent of its intention to resign, the Issuing and Paying Agent may, at the reasonable expense of the Issuer, petition any court of competent jurisdiction for appointment of a successor Issuing and Paying Agent.

SECTION 21. Cancellation of Notes. All Notes surrendered for payment or registration of transfer or exchange shall, if surrendered to any person other than the Issuing and Paying Agent, be delivered to the Issuing and Paying Agent and shall be canceled by it. The Issuer may at any time deliver to the Issuing and Paying Agent for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have redeemed or otherwise acquired, and all Notes so delivered shall be canceled by the Issuing and Paying Agent. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 21, except as expressly permitted by this Agreement. All canceled Notes held by the Issuing and Paying Agent shall be destroyed by the Issuing and Paying Agent upon the written instructions of the Issuer, and Issuing and Paying Agent shall deliver a certificate of destruction to the Issuer. Upon the written request of the Issuer, the Issuing and Paying Agent shall cancel and return to the Issuer all unissued Notes in its possession at the time of such request.

SECTION 22. Benefit of Agreement. This Agreement is solely for the benefit of the parties hereto, their successors and assigns and the Registered Holders of Notes, and no other person shall acquire or have any right under or by a virtue hereof.

SECTION 23. Notes Held by the Issuing and Paying Agent. The Issuing and Paying Agent, in its individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as Issuing and Paying Agent hereunder.

SECTION 24. Modification and Amendment. (a) Notwithstanding any other provision of this Section 24, without the consent of any Registered Holder of Notes, the Issuer and the Issuing and Paying Agent may enter into one or more modifications of this Agreement or the Notes, in form reasonably satisfactory to the Issuing and Paying Agent, to (i) evidence the succession of another entity to the Issuer and the assumption by any such successor of the obligations of the Issuer contained in this Agreement and/or in the Notes, (ii) change or eliminate any of the provisions of this Agreement, provided that any such change or elimination shall become effective only when there is no outstanding Note created prior to the execution of such amendment or modification which is entitled to the benefit of such provisions, (iii) establish other forms or terms of Notes as permitted in this Agreement, (iv) evidence and provide for the acceptance of appointment under this Agreement by a successor Issuing and Paying Agent, (v) cure any ambiguity, correct or supplement any provisions in this Agreement or in the Notes which may be inconsistent with any other provisions herein or therein, or make any other provisions with respect to matters or questions arising herein or therein; provided that such action shall not adversely affect the interests of any Registered Holder in any material respect, (vi) modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally, or (vii) modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to qualify this Agreement (including any supplemental agreement hereto) under the Trust Indenture Act of 1939, as amended, or under such similar statute hereafter enacted.

(b) With the consent of the Registered Holders of a majority in aggregate principal amount of the outstanding Notes affected thereby, the Issuer and the Issuing and Paying Agent may enter into one or more agreements supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Registered Holders of Notes under this Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Registered Holder of each outstanding Note affected thereby: (i) change the stated Maturity Date of the principal (or any installment of principal) of any Note (but in no event changing the original maturity of the Note to less than five years from date of issuance), (ii) change any Interest Payment Date on which interest on any Note is to be paid, (iii) reduce the principal amount of any Note, (iv) reduce the rate of interest on any Note or change the manner of calculation of interest thereon, (v) change any of the redemption provisions of any Note or permit holders of Notes to call or cause the redemption or call of the Notes, (vi) change any place of payment where, or the currency in which, the principal of, or premium, if any, or interest on, any Note is payable, (vii) impair the right to institute suit for the enforcement of any required payment in respect of any Note on or after the stated maturity thereof, (viii) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of whose Registered Holders is required for the modification and amendment of, or waiver under this Agreement or the Notes or certain defaults thereunder, or (ix) modify any of the provisions in this Agreement or the Notes relating to their modification, amendment or waiver other than to increase the percentage necessary for such action or to provide that other provisions of this Agreement or the Notes cannot be modified, amended or waived without the consent of the Registered Holder of each outstanding Note affected thereby. Nothing herein or in the Notes shall permit any change in this Agreement or in the Notes, with or without the consent of the Registered Holders, that, without the consent of the Issuer, would cause the Notes to no longer be Tier 2 capital for all Federal Reserve and other regulatory purposes.

(c) Anything in this Agreement to the contrary notwithstanding, the Issuing and Paying Agent shall not execute any amendment to this Agreement unless there shall have been filed with the Issuing and Paying Agent an opinion of counsel to the Issuer in customary form stating that such amendment is authorized or permitted by this Agreement and complies with its terms and that upon execution it will be valid and binding upon the Issuer in accordance with its terms.

SECTION 25. Subordination. (a) The Issuer’s obligation to make payments of principal and interest on the Notes will be subordinate and junior in right of payment to all Senior Indebtedness of the Issuer, including general creditors.

(b) For purposes of this Section 25, “Senior Indebtedness” shall mean the principal of (and premium, if any) and interest, if any, on: (i) obligations of the Issuer for money borrowed, (ii) indebtedness of the Issuer evidenced by bonds, debentures, notes or similar instruments, (iii) similar obligations of the Issuer arising from off-balance sheet guarantees and direct credit substitutes, (iv) reimbursement obligations of the Issuer with respect to letters of credit, bankers’ acceptances or similar facilities, (v) obligations of the Issuer issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (vi) capital lease obligations of the Issuer, (vii) obligations of the Issuer associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments, (viii) a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, the Issuer which obligation is incurred in connection with the acquisition of any business, properties or assets whether or not evidenced by a note or similar instrument given in connection therewith, (ix) debt of others described in the preceding clauses that the Issuer has guaranteed or for which it is otherwise liable, and (x) obligations to general creditors (other than trade creditors); unless, in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the Notes or to other debt that is pari passu with or subordinate to the Notes; and, in each case, whether outstanding on the date on this Subordinated Note becomes effective, or created, assumed or incurred after that date. Notwithstanding the foregoing, if the Federal Reserve (or its successor authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used here and in the definition of Senior Indebtedness will have the meaning as described in that rule or interpretation.

SECTION 26. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

SECTION 27. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts. Each such counterpart, when so executed and delivered, shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

ATLANTIC CAPITAL BANCSHARES, INC.

By:	/s/ Douglas L. Williams
Name: Douglas L. Williams
Title: President and CEO

U.S. BANK NATIONAL ASSOCIATION, as Issuing and Paying Agent

By:	/s/ Mark C. Hallam
Name: Mark C. Hallam
Title: Assistant Vice President